UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This amendment to Form 8-K (this “Form 8-K/A”) is being filed to amend and supplement a Form 8-K filed by Fusion Pharmaceuticals Inc. (the “Company”) on April 2, 2021 (the “Form 8-K”). In the Form 8-K, the Company announced it had completed the acquisition of IPN-1087 from Ipsen Pharma SAS (“Ipsen”). Included as part of that announcement was a link to the original asset purchase agreement entered into between the Company and Ipsen. It has come to the Company’s attention that the link to the asset purchase agreement included in the Form 8-K is inaccurate. The correct web link is set forth below under Exhibit 10.1 attached to this Form 8-K/A. Other than the corrected web link, there are no other changes to the disclosures provided in the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1 †*	Asset Purchase Agreement by and between Fusion Pharmaceuticals Inc. and Ipsen Pharma SAS, dated March 1, 2021 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 2, 2021 (File No. 001-39344) and incorporated herein by reference)

†	Portions of this exhibit (indicated by asterisks) were omitted in accordance with the rules of the Securities and Exchange Commission.
*

Schedules to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: July 23, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer